Exhibit 99.1
(Ziegler Logo)
                                                                 Hank Hakewill
                                                                  414-978-6413
                                                         hhakewill@ziegler.com



NEWS RELEASE

Ziegler announces fourth quarter financial results
Company achieves stated financial goal, has good year in underwriting, asset management and retail brokerage.

      Milwaukee, Wisconsin - February 3, 2004 - The Ziegler Companies, Inc.

(symbol: ZCOI), a growth-oriented boutique investment banking and investment services firm with primary focus in the not-for-profit sectors of healthcare, senior living, schools and churches, today released its financial results for the fourth quarter and year ending December 31, 2003.

      In the three months ended December 31, 2003, total revenues for the quarter were $21,398,000 compared to $21,014,000 in the fourth quarter of 2002. Net income for the fourth quarter was $883,000 or 42 cents per basic and diluted share compared to $598,000 or 28 cents per basic and diluted share in the fourth quarter of 2002.

      For the year ended December 31, 2003, total revenues were $74,275,000 compared to $67,440,000 in 2002. Net income was $2,173,000 or $1.01 per basic and diluted share in 2003, compared to $1,820,000 or 81 cents per basic and diluted share in 2002.

      "We are pleased that we were able to attain our earnings per share goal for 2003," said John J. Mulherin, president and CEO, The Ziegler Companies, Inc. "It was an especially good year for senior living, church and school finance and our institutional sales and trading businesses. We expect to see continued strong demand for investment banking services in 2004. In addition, demand for our investment services products has been excellent, as investors

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continue to seek fixed income securities, mutual funds, annuities and alternative investments distributed by Ziegler.

      "As Americans grow older, there is significant need in this country for quality health and life care," Mulherin continued. "Ziegler's mission of advancing health, wealth and well-being is one we believe in and live every day. As we look to 2004, world events will continue to challenge the financial markets. Our focused strategy positions us well to meet that challenge."

      Business highlights for Capital Markets and Investment Services are as follows:

Capital Markets:

Ziegler Capital Markets Group completed 72 transactions in 2003, totaling $1,936,110,000 for healthcare, senior living facilities, churches and schools. Representative examples for the fourth quarter include:

   *  Healthcare - 5 transactions totaling $278,845,000 in the fourth quarter:
         -  Carson-Tahoe Hospital Project, Carson City, Nevada
         -  Pallottine Health Services, Inc. Project, Huntington, West
            Virginia
         -  Mercy Health System Corporation, Janesville, Wisconsin
   * Senior Living - 10 transactions in the fourth quarter totaling $317,265,000 including:
         -  The Terraces Project, Phoenix, Arizona
         -  Deerfield Retirement Community, Inc., Urbandale, Iowa
         -  Smith Crossing, Chicago, Illinois

   * Church & School - 11 transactions totaling $48,892,000 in the fourth quarter, including:
         -  First Presbyterian Church of Salinas, California
         -  Grace Community Church, Tualatin, Oregon

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Investment Services:

      Ziegler Investment Services Group continued to make significant progress in building assets under management while addressing client needs. Highlights for 2003 include:

   * North Track Funds had $54,951,000 in net inflows of long-term assets for 2003.
   * North Track Wisconsin Tax-Exempt Fund, the largest Wisconsin double tax-exempt fund, increased its assets under management by 11% to $161,912,000.
   * Separately managed assets under management increased 31% to $1,171,000,000 as of December 31, 2003.
   * As of December 31, 2003, total assets under management were $2,354,000,000 (up 28% versus December 31, 2002).
   * Ziegler continued to execute its branch office strategy by modernizing its offices in Minneapolis and West Bend and closing its offices in Ft. Atkinson and St. Petersburg.
   * Demand for fixed income securities remained high. The Investment Services Group sold a total of $548,888,000 in bonds (Ziegler underwritten and secondary issues), up 3% versus 2002.
   * Demand for alternative investments was also significant. During 2003, Ziegler successfully sold $46,800,000 of subordinated taxable adjustable interest rate securities (STAIRS) for one of its major senior living clients.
   * As a result of continuing demand for fixed income securities, mutual funds, annuities and alternative investments, overall retail sales revenues increased 15% to $24,100,000.

      On January 26, Ziegler's board of directors declared a 13-cent regular quarterly dividend for the fourth quarter. The dividend is payable on February 17 to shareholders of record at the close of business on February 6. Book value per share as of December 31, 2003 was $18.88.

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      On December 12, 2003, Ziegler announced that its application to voluntarily delist its common shares from trading on the American Stock Exchange (AMEX) was approved by the Securities and Exchange Commission (SEC). Ziegler shares now trade on the Pink Sheets, LLC (Pink Sheets), an electronic network through which participating broker-dealers can make markets, and enter orders to buy and sell shares of companies. Concurrent with the delisting of the Company's shares on the AMEX, the Company's reporting obligations under the Securities Exchange Act of 1934 ('34 Act) have been suspended.

      Though the Company's financial reporting obligations under the '34 Act have been voluntarily suspended, the Company intends to continue providing financial information to its shareholders and the market on a quarterly basis through its website and customary news distribution channels. In addition, the Company intends to provide shareholders with annual audited financial statements, and timely notices of significant events. The Company will file with the SEC a final annual report on Form 10-K for the fiscal year ended December 31, 2003.

      In addition, the Board has also reauthorized the Company's share buy-back program, with management authorized to purchase up to 200,000 shares of the company's common stock at such time and prices as management considers appropriate.

      The Board established May 20, 2004 as the date of the annual meeting of Company shareholders. The record date for the annual shareholders' meeting is April 5, 2004.

About Ziegler:

      The Ziegler Companies, Inc. - (symbol: ZCOI), headquartered in Milwaukee, Wis., is a growth-oriented boutique investment banking and investment services firm with a primary focus in the health care, senior living, church and school sectors. Operations encompass capital markets (capital advisory services, bond underwriting, institutional sales and trading) and
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investment services, including asset management and wealth management through retail brokerage offices.

      Nationally, Ziegler's Capital Markets Group is ranked as one of the leading investment banking firms for not-for-profit healthcare and senior living facilities, as well as religious institutions and schools.

      Ziegler Investment Services Group operates a network of investment consultants throughout Wisconsin and the nation. It also sponsors the North Track family of mutual funds and provides separate account management for individuals, corporations, foundations and endowments. Total assets under management are approximately $2.4 billion.

       Certain comments in this news release represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are subject to a number of risks and uncertainties, in particular, the overall financial health of the securities industry, the strength of the healthcare sector of the U.S. economy and the municipal securities marketplace, the ability of the Company to underwrite and distribute securities, the market value of mutual fund portfolios and separate account portfolios advised by the Company, the collection of amounts owed to the Company, the volume of sales by its retail brokers, the outcome of pending litigation, and the ability to attract and retain qualified employees.

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